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                                                                    EXHIBIT 3(c)
                                    BY-LAWS
                                       OF
                            CAPITAL DIRECTIONS, INC.

                                   ARTICLE I
                                    OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office shall be in the City of Mason, County of Ingham, State of Michigan.

         SECTION 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Michigan as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                                  SHAREHOLDERS

         SECTION 1. PLACE OF MEETING. All meetings of the shareholders of this corporation shall be held at the registered office or such other place, either within or without the State of Michigan, as may be determined from time to time by the board of directors.

         SECTION 2. ANNUAL MEETING OF SHAREHOLDERS. The annual meeting of shareholders for election of directors and for such other business as may properly come before the meeting shall be held on the fourth Thursday of April, if not a legal holiday, and if a legal holiday, then on the next business day following, or at such other date as shall be determined from time to time by the board of directors. If the annual meeting is not held on the date designated therefor, the board shall cause the meeting to be held as soon thereafter as convenient.

         SECTION 3. NOTICE OF MEETING OF SHAREHOLDERS. Except as otherwise provided in the Michigan Business Corporation Act (herein called the "Act"), written notice of the time, place, and purposes of a meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting. When a meeting is adjourned to another time or place, it is not necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at the meeting.

         SECTION 4. LIST OF SHAREHOLDERS ENTITLED TO VOTE. The officer or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall:





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         (a)     Be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder.

         (b)     Be produced at the time and place of the meeting.

         (c) Be subject to inspection by any shareholder during the whole time of the meeting

         (d) Be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.

         SECTION 5. SPECIAL MEETING OF SHAREHOLDERS. A special meeting of shareholders may be called at any time by the chief executive officer of the corporation (See Article V, Section 4) or by a majority of the members of the board of directors then in office, or by ten (10) shareholders owning, in the aggregate, not less than twenty percent (20%) of all the shares entitled to vote at such special meeting. The method by which such meeting may be called is as follows: Upon receipt of a specification in writing setting forth the date, time, place, and objects of such proposed special meeting, signed by the chief executive officer, or by a majority of the members of the board of directors then in office, or by shareholders as above provided, the secretary of this corporation shall prepare, sign, and mail the notices requisite to such meeting. Any action taken without a meeting, without prior notice, and without a vote if a consent, in writing, setting forth the action taken, is signed by the holders of all of the outstanding shares entitled to vote on the matter.

         SECTION 6. QUORUM OF SHAREHOLDERS. Unless a greater or lessor quorum is provided in the Articles of Incorporation, in a by-law adopted by the shareholders or in the Act, shares entitled to cast a majority of the votes at a meeting constitute a quorum at the meeting. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.

         SECTION 7. PARTICIPATION BY TELEPHONIC MEANS. A shareholder may participate in a meeting of shareholders by a conference telephone or similar communications equipment by which all persons participating in the meeting may hear each other if all participants are advised of the communications equipment and the names of the participants in the conference are divulged to all participants. Participation in a meeting pursuant to this section constitutes presence in person at the meeting.

         SECTION 8. VOTE OF SHAREHOLDERS. Each outstanding share is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Articles of Incorporation. A vote may be cast either orally or in writing. When an action, other than the election of directors is to be taken by vote of shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the articles of incorporation or the Act. Directors shall be elected by a plurality of the votes cast at an election.

         SECTION 9. RECORD DATE FOR DETERMINATION OF SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of


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shareholders or an adjournment thereof, or to express consent to or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action, the board may fix, in advance, a date as the record date for any such determination of shareholders. The date shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting, nor more than sixty (60) days before any other action. If a record date is not fixed (a) the record date for determination of shareholders entitled to notice of or to vote at meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, if no notice is given, the day next preceding the day on which the meeting is held, and (b) the record date for determining shareholders for any purpose other than that specified in subdivision (c) shall be the close of business on the day on which the resolution of the board relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Section, the determination applies to any adjournment of the meeting, unless the board fixes a new record date under this Section for the adjourned meeting.

         SECTION 10. PROXIES. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize one or more other persons to act for him by proxy. A proxy shall be signed by the shareholder or his authorized agent or representative. A proxy must state its duration but, in any case, a proxy is not valid after the expiration of three years from its date.

         SECTION 11.  INSPECTORS OF ELECTION

         (a) The board of directors, in advance of a shareholders' meeting, may appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on request of a shareholder entitled to vote thereat shall, appoint one or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the person presiding thereat.

         (b) The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine challenges and questions arising in connection with the right to vote, count, and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report is prima facie evidence of the facts stated and of the vote as certified by the inspectors.





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                                  ARTICLE III
                                   DIRECTORS

         SECTION 1.  NUMBER AND TERM OF DIRECTORS; VACANCIES

         (a) Number of Directors; Filling of Vacancies. The Board of Directors of this corporation shall consist of up to nine members, seven of whom shall be elected by the shareholders at the annual meeting. The Board so elected may in its discretion at any time fill the two remaining directorships or any other vacancies which shall occur on the Board for the current year by appointment; provided, however, that whenever a vacancy or vacancies reduce the membership of the Board to less than five in number, the remaining directors shall forthwith fill such vacancy or vacancies in order to maintain a board of at least five directors.

         (b) A director shall hold office for the term for which he is elected and until his successor is elected and qualified, or until his resignation or removal.

         SECTION 2. REMOVAL. A director or the entire board may be removed at any time, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors.

         SECTION 3. RESIGNATION. A director may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or a subsequent time as set forth in the notice of resignation.

         SECTION 4. POWERS. The business and affairs of the corporation shall be managed by its board of directors except as otherwise provided in the Act or in the Articles of Incorporation.

         SECTION 5. LOCATION OF MEETINGS. Regular or special meetings of the board of directors may be held either within or without the state of Michigan.

         SECTION 6. ANNUAL/ORGANIZATION MEETING OF BOARD. The first meeting of each newly elected board of directors shall be held at the place of holding, and immediately following the annual meeting of shareholders. The purpose of that meeting shall be the election of officers and transaction of any other business properly brought before it, provided that the organization meeting in any year may be held at a different time and place than that herein provided by a consent of a majority of the directors of such new board. No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, unless said meeting is not held at the place of holding and immediately following the annual meeting of shareholders.

         SECTION 7. REGULAR MEETING OF THE BOARD. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.





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         SECTION 8.  SPECIAL MEETING OF THE BOARD.  Special meetings of the board of directors may be called by the chief executive officer, the chairman of the board, or by twenty-five percent (25%) of the persons then comprising the board of directors, at any time by means of written, telephonic, or telegraphic notice of the time and place thereof to each director, given not less than twenty-four (24) hours before the time such special meeting is to be held.

         SECTION 9.  COMMITTEES OF DIRECTORS

         (a) The Chairman of the Board, subject to the consent of the Board, may designate one or more committees and members of each committee, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace an absent or disqualified member at a meeting of the committee. In the absence of disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

         (b) A committee, and each member thereof, shall serve at the pleasure of the Board.

         (c) Any committee, to the extent provided in the resolution of the board of directors creating it, may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation. However, a committee does not have the power or authority to: (i) Amend the Articles of Incorporation. (ii) Adopt an agreement of merger or consolidation. (iii) Recommend to the shareholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets.
(iv) Recommend to the shareholders a dissolution of the corporation or a revocation of a dissolution. (v) Amend the by-laws of the corporation. (vi) Fill vacancies in the board of directors. (vii) Fix compensation of the directors serving on the board or on a committee.

         (d) Unless the resolution of the board of directors creating a committee or the Articles of Incorporation expressly so provides, a committee does not have the power or authority to declare a dividend or to authorize the issuance of stock.

         SECTION 10. QUORUM AND REQUIRED VOTE OF BOARD AND COMMITTEES. A majority of the members of the board then in office, or of the members of a committee thereof, constitutes a quorum for transaction of business. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the board or of the committee unless the vote of a larger number is required by the Act. Amendment of these By-laws by the board requires the vote of not less than a majority of the members of the board then in office. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 11. COMPENSATION OF DIRECTORS. The board of directors, by affirmative vote of a majority of directors in office irrespective of any personal interest of any





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of them, may establish reasonable compensation of directors for services to the corporation as directors or officers.

         SECTION 12. PARTICIPATION IN MEETING BY TELEPHONIC MEANS. By oral or written permission of a majority of the board of directors, a member of the board of directors or of a committee designated by the board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

         SECTION 13. DIRECTOR ABSENTEEISM. No director shall be absent for more than four (4) consecutive regular meetings of the Board, unless such Director may have been excused from attendance by the Board due to illness or accident or other compelling reason. If in violation of this Section, a Director shall submit his/her resignation and/or be removed from the Board.

         SECTION 14. RETIRING DIRECTOR. Whenever an inside Director retires or is relieved of his/her duties at Mason State Bank his membership on the Board of Directors may be terminated by the Board. No person shall be eligible for election or re-election as a member of the board of directors after the regularly scheduled annual shareholders' meeting following his/her seventieth
(70th) birthday.

                                   ARTICLE IV
                                    NOTICES

         SECTION 1. NOTICE. Whenever any notice or communication is required to be given by mail to any director or shareholder under any provision of the Act, or of the Articles of Incorporation or of these By-laws, it shall be given in writing, except as otherwise provided in the Act, to such director or shareholder at the address designated by him/her for that purpose or, if none is designated, at his/her last address. The notice or communication is given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States postal service. The mailing shall be first class mail except where otherwise provided in the Act or applicable law. Written notice may also be given in person or by telegram, radiogram, cablegram, or mailgram, and such notice shall be deemed to be given when the recipient receives the notice personally, or when the notice, addressed as provided above, has been delivered to the company, or to the equipment transmit such notice. The business to be transacted at and the purpose of a special meeting of the board of directors must be specified in the notice of the meeting.

         SECTION 2. WAIVER OF NOTICE. When, under the Act or the Articles of Incorporation or these By-laws, or by the terms of an agreement or instrument, the corporation or the board or any committee thereof may take action after notice to any person or after lapse of a prescribed period of time, the action may be taken without notice and without lapse of the period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in case of a shareholder, by his/her attorney-in-fact, submits a signed waiver of such requirements. Neither the business to be transacted at, nor the





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purpose of, a regular or special meeting of the board of directors need be specified in the waiver of notice of the meeting. Attendance of a person at a meeting of shareholders, in person or by proxy, or of a director at a meeting constitutes a waiver of notice of such meeting, except when the person or director attends meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE V
                                    OFFICERS

         SECTION 1. SELECTION. The board of directors, at its first meeting and at each meeting following the annual meeting of shareholders, shall elect or appoint a president, a secretary, and a treasurer. The board of directors may also elect or appoint a chairman of the board, one or more vice presidents and such other officers, employees and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. Two or more offices may be held by the same person, but an officer shall not execute, acknowledge, or verify an instrument in more than one capacity.

         SECTION 2. COMPENSATION. The salaries of all officers, employees, and agents of the corporation shall be fixed by the board of directors; provided, however, that the board may delegate to the officers the fixing of compensation of assistant officers, employees, and agents.

         SECTION 3. TERM, REMOVAL, AND VACANCIES. Each officer of the corporation shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal. Officers serve at the pleasure of the board of directors and an officer elected or appointed by the board of directors may be removed by the board with or without cause at any time. The board's power to elect, appoint, and remove directors can be delegated to any member or committee of the board. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation. Any vacancy occurring in any office of the corporation shall be filled or remain open, at the discretion of the board of directors, except that vacancies in the office of President, Secretary, and Treasurer must be filled by action of the board of directors.

         SECTION 4. CHIEF EXECUTIVE OFFICER-PRESIDENT. At the first meeting of each newly-elected board of directors, the board shall designate the president as the chief executive officer of the corporation; provided, however, that if a motion is not made and carried to change the designation, the designation shall be the same as the designation for the preceding year, provided, further, that the designation of the chief executive officer may be changed at any meeting of the board of directors. The chief executive officer shall be responsible to the board of directors for the general supervision of the business and affairs of the corporation and shall see that all orders and resolutions of the board are carried into effect. If reference is made in any law, regulation, contract, instrument, or otherwise to the president of a corporation in any





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context, the chief executive officer of this corporation shall be deemed to be president for any purpose.

         SECTION 5. CHAIRMAN OF THE BOARD OF DIRECTORS. The board of directors shall elect or appoint a chairman of the board from among the membership of the board of directors. He shall preside at all meetings of the shareholders, of the board of directors, and of any executive committee. He shall perform such other duties and functions as shall be assigned to him from time to time by the board of directors. He shall appoint all committees and the members thereof and shall be, ex officio, a member of all committees. Except where by law the signature of the president of the corporation is required, the chairman of the board of directors shall possess the same power and authority to sign all certificates, contracts, instruments, papers, and documents of every kind and character whatsoever in the name of and on behalf of the corporation as authorized by the board of directors. He shall establish the agenda at the shareholders' and board of directors' meetings.

         SECTION 6. VICE-CHAIRMAN OF THE BOARD OF DIRECTORS. The vice chairman of the board of directors shall be elected or appointed by, and be a member of, the board of directors. During the absence or disability of the chairman of the board, or while that office is vacant, the vice chairman of the board of directors shall preside over all meetings of the board of directors, of the shareholders, and of any executive committee, and shall perform all of the duties and functions, and when so acting shall have all powers and authority, of the chairman of the board. The vice chairman of the board of directors shall, in general, perform all duties incident to the office of chairman of the board of directors and such other duties as may be prescribed by the board of directors.

         SECTION 7. VICE PRESIDENTS. The board of directors may elect or appoint one or more vice presidents. The board may designate one or more vice presidents as executive or senior vice presidents. Unless the board of directors shall otherwise provide by resolution duly adopted by it, the vice president whom shall have been designated executive or senior vice president shall perform the duties and exercise the powers of the president during the absence or disability of the president. The vice presidents shall perform such other duties as may be delegated to them by the board of directors, any executive committee, or the president.

         SECTION 8. SECRETARY. The secretary shall attend all meetings of shareholders, and the board of directors, and of any executive committee, and shall preserve in the books of the corporation true minutes of the proceedings of all such meetings. He shall safely keep in his custody the seal of the corporation and shall have authority to affix the same to all instruments where its use is required or permitted. He shall give all notice required by the Act, these By-laws or resolution. He shall perform such other duties as may be delegated to him by the board of directors, any executive committee, or by the president.

         SECTION 9. TREASURER. The treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements; he shall deposit all moneys, securities, and other valuable effects in the name of the corporation in such depositories as may be designated for that purpose by the board of directors. He shall disburse the funds of the corporation as may be ordered by





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the board of directors, and shall render to the president and the board of directors whenever requested an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors he shall keep in force a bond in form, amount, and with a surety or sureties satisfactory to the board of directors, conditioned for faithful performance of the duties of his office, and for restoration to the corporation in case of his death, resignation, retirement, or removal from office, of all books, papers, money, and property of whatever kind in possession or under his/her control belonging to the corporation. He/she shall perform such other duties as may be delegated to him/her by the board of directors, any executive committee, or the president.

         SECTION 10. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretary or assistant secretaries, in the absence or disability of the secretary, shall perform the duties and exercise the powers of the secretary. The assistant treasurer or assistant treasurers, in the absence or disability of the treasurer, shall perform the duties and exercise the powers of the treasurer. Any assistant treasurers, if required by the board of directors, shall keep in force a bond as provided in Article V, Section 9. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or by the treasurer, respectively, or by the board of directors, any executive committee, or the president.

         SECTION 11. DELEGATION OF AUTHORITY AND DUTIES BY BOARD OF DIRECTORS. All officers, employees, and agents shall, in addition to the authority conferred, or duties imposed, on them by these By-laws, have such authority and perform such duties in the management of the corporation as may be determined by resolution of the board of directors not inconsistent with these By-laws.

                                  ARTICLES VI
                              STOCK AND TRANSFERS

         SECTION 1. SHARE CERTIFICATES: REQUIRED SIGNATURES. The shares of the corporation shall be represented by certificates signed by the chairman of the board of directors, vice chairman of the board of directors, president or a vice president and by the treasurer, assistant treasurer, secretary or assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself for its employees. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

         SECTION 2. SHARE CERTIFICATES: REQUIRED PROVISIONS. A certificate representing shares of the corporation shall state upon its face:

         (a)     That the corporation is formed under the laws of this state.
         (b)     The name of the person to whom issued.





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         (c)     The number and class of shares, and the designation of the series, if any, which the certificate represents.
         (d) The par value of each share represented by the certificate, or a statement that the shares are without par value.
         (e)     The name and address of the transfer agent.

If the corporation is authorized to issue shares of more than one class, a certificate representing shares of the corporation shall set forth on its face or back or state that the corporation will furnish to a shareholder upon request and without charge a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued, and if the corporation is authorized to issue any class of shares in series, the designation, relative rights, preferences, and limitations of each series so far as the same have been prescribed and the authority of the board to designate and prescribe the relative rights, preferences, and limitations of other series.

         SECTION 3. REPLACEMENT OF LOST OR DESTROYED SHARE CERTIFICATES. The corporation may issue a new certificate for shares or fractional shares in place of a certificate theretofore issued by it, alleged to have been lost or destroyed, and the board of directors may require the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged lost or destroyed certificate or the issuance of such new certificate.

         SECTION 4. REGISTERED SHAREHOLDERS. The corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have express or other notice thereof, save as may be otherwise provided by the statutes of Michigan.

         SECTION 5. TRANSFER AGENT AND REGISTRAR. The board of directors may appoint a transfer agent and a registrar for the registration of transfers of its securities.

         SECTION 6. REGULATIONS. The board of directors shall have power and authority to make all such rules and regulations the board shall deem expedient regulating the issue, transfer, and registration of certificates for shares in this corporation.

                                  ARTICLE VII
                               GENERAL PROVISIONS

         SECTION 1. DIVIDENDS OR OTHER DISTRIBUTIONS IN CASH OR PROPERTY. By action of the board of directors, the corporation may declare and pay dividends or make other distributions in cash, bonds, or property, including the shares or bonds of other corporations, on its outstanding shares, except when currently the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restriction contained in the Articles of Incorporation. Dividends may be declared or paid and other distributions may be made out of surplus only. A dividend paid or any other





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distribution made, in any part, from sources other than earned surplus, shall be accompanied by a written notice (a) disclosing the amounts by which the dividend or distribution affects stated capital, capital surplus, and earned surplus, or (b) if such amounts are not determinable at the time of the notice, disclosing the approximate effect of the dividend or distribution upon stated capital, capital surplus, and earned surplus and stating that the amount are not yet determinable.

         SECTION 2. RESERVES. The board of directors shall have power and authority to set apart, out of any funds available for dividends, such reserve or reserves, for any proper purpose, as the board in its discretion shall approve, and the board shall have the power and authority to abolish any reserve created by the board.

         SECTION 3. VOTING SECURITIES. Unless otherwise directed by the board, the chairman of the board or president, or in the case of their absence or inability to act, the vice presidents, shall have full power and authority on behalf of the corporation to attend and to act and to vote at meetings, or to execute in the name or on behalf of the corporation a consent in writing in lieu of a meeting of shareholders or a proxy authorizing an agent or attorney-in-fact for the corporation to attend and vote at any meetings of security holders of corporations, in which the corporation may hold securities, and at such meetings as he/she or his/her duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the corporation might have possessed and exercised if present. Vice presidents shall act, pursuant to this section in order of their priority, accord, to the Organizational chart and, in equal cases of priority, in order of their seniority in the office. The board by resolution from time to time may confer like power upon any other person or persons.

         SECTION 4. CHECKS. All checks, drafts, and orders for the payment of money shall be signed in the name of the corporation in such manner and by such officer or officers or such other person or persons as the board of directors shall from time to time designate for the purpose.

         SECTION 5. CONTRACTS, CONVEYANCES, ETC. When the execution of any contract, conveyance or other instrument has been authorized without specification of the executing officers, the chairman of the board, president or any vice president, the secretary or assistant secretary, and treasurer or assistant treasurer, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto. The board of directors shall have power to designate the officers and agents who shall have authority to execute any instrument on behalf of this corporation.

         SECTION 6. CORPORATE BOOKS AND RECORDS. The corporation shall keep books and records of account and minutes of the proceedings of its shareholders, board of directors, and executive committees, if any. The books, records, and minutes may be kept outside this state. The corporation shall keep its registered office, or at the office of its transfer agent within or without this state, records containing the names and addresses of all shareholders the number, class, and series of shares held by each and the date when they respectively became holders of record thereof. Any such books, records, or minutes may be in written form or in any other form capable of being convened into written form within a reasonable time. The





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corporation shall convert into written form without charge any such record not in such form, upon written request of a person entitled to inspect them.

         SECTION 7. FISCAL YEAR. The fiscal year of the corporation shall begin on the first day of January in each year.

                                  ARTICLE VIII
                                   AMENDMENTS

         SECTION 1. The shareholders or the board of directors may amend or repeal the bylaws or adopt new bylaws. Such action may be taken at any meeting of shareholders or the board of directors; provided, that if notice of any such meeting is required by these Bylaws, the notice of the meeting shall contain notice of the proposed amendment, repeal or new bylaws. Any bylaw hereafter made by the shareholders shall not be altered or repealed by the board.


REVIEWED & APPROVED AS IS:  12/19/96





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